Exhibit 10.16(b)

MAXIMUM GUARANTEE CONTRACT

Contract No.: Pingyin Shen Xin Zhou Zongzi 20151210 No. 002

Party A (Creditor):	PINGAN BANK CO., LTD. SHENZHEN BRANCH
Address:	NO1099 Shennan Zhonglu Road, Shenzhen
Tel.: 23480048	Fax: 23480054
Principal: Guiping Yao	Position: President

Party B (Guarantor):	SPRINGPOWER TECHNOLOGY (SHENZHEN)
COMPANY LIMITED
Certificate Type *:	Certificate No. *:

(The contents expressed with “*” may not be written if Party B is an unit)

Address: Building A, Chaoshun Industrial Zone, Renmin Road, Guanlan

Tel.:	Fax:

Legal Representative**: Dangyu Pan	Position **: President

(The contents expressed with “**” may not be written if Party B is an individual)

Whereas Party B is willing to act as the Guarantor of Party A and provide Party A with maximum joint liability guarantee in order to ensure the execution of the contract between Party A and SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. (hereinafter referred to as the Debtor),

IN WITNESS WHEREOF, Party A and Party B hereby agree to conclude and sign this Contract upon consensus through consultation between both Parties. Both Parties shall abide by the following terms and conditions.

Article 1 Guarantee and Guarantee Liability

1.1 Scope of guarantee.

The scope of guarantee hereunder is as follows (expressed with “X” in front of the option):

 (X) The principal, interest, compound interest and default interest of all the debts (including contingent debts), and the expenses for realizing the creditor’s rights which shall be borne by the Debtor under the Comprehensive Credit Line Contract of Pingyin Shen Xin Zhou Zongzi 20151210 No. 001 (hereinafter referred to as “the Main Contract”). The maximum principal (balance) of the debts shall be (converted into) RMB (currency) (in words) seventy million Yuan only.

( ) (Converted into) (currency) (in words) of the principal of all the debts (including contingent debts) (converted into) (currency) (in words) , and the corresponding interest, compound interest and default interest, and the expenses for realizing the creditor’s rights which shall be borne by the Debtor under the Contract of PY No. (hereinafter referred to as “the Main Contract”). Party A shall have the right to ask Party B to bear guarantee liability for the debt balance within the aforesaid scope of guarantee as long as the debts under the Main Contract are not fully repaid.

( ) Performance of the debts under all the credit line contracts and specific credit business contracts (hereinafter referred to as “the Main Contract”) concluded and signed by and between the Debtor and Party A dated from YYYY MM DD to YYYY MM DD. The date of signature of the Main Contract shall be within this period and the execution period of the Main Contract is not limited to this period. The scope of Party B’s maximum guarantee shall include the principal, interest, compound interest and default interest of all the debts (including contingent debts), and the expenses for realizing the creditor’s rights which shall be borne by the Debtor under the Main Contract. The maximum principal (balance) of the said debts shall be (converted into) (currency) (in words).

( ) The principal of the debts not fully repaid by the Debtor (converted into) (currency) (in words) , and the interest, compound interest and default interest thereof, and the expenses for realizing the creditor’s rights under the Contract of PY No. (hereinafter referred to as “the Main Contract”).

(     )

Interest, default interest and compound interest shall be calculated according to the stipulations of the Main Contract until the debts are fully repaid. The expenses for realizing the creditor’s rights shall include but not be limited to announcement cost, delivery fee, appraisal fee, attorney fee, legal cost, traveling expenses, evaluation fee, auction fee, property preservation cost and enforcement fee.

The exchange rate of currencies other than RMB shall be converted according to the foreign exchange rate published by Party A when the specific business occurs.

1.2 Guarantee period of this Contract:

(X) The guarantee period hereunder shall be from the date of effectiveness of this Contract to two years after the expiration of the debt performance term specified in the Main Contract. The guarantee period of each specific credit business shall be calculated separately. In case of extension of any specific credit, the guarantee period shall be extended to two years after the expiration of the extended term.

(    ) The guarantee period hereunder shall be from the date of release of the loan under the Main Contract to the date when handles and completes the procedures for real estate mortgage registration taking Party A as the mortgagee and the relevant ownership certificates are submitted to Party A.

(    ) The guarantee period hereunder shall be from the date of effectiveness of this Contract to

(    )

If Party A transfers its creditor’s rights to a third person by law during the guarantee period, Party B hereby agrees to bear guarantee liability within the original scope of guarantee.

1.3 If the Debtor transfers its credit line granted by Party A to a third party to use, Party B hereby agrees to bear guarantee liability for the transferred part according to the stipulations of this Contract. The specific credit-transferred object and amount are as follows:

1.                                          (the transferee), amount: (converted into)              (currency) (in words);

2.                                          (the transferee), amount: (converted into)             (currency) (in words);

3.                                          (the transferee), amount: (converted into)             (currency) (in words);

4.

1.4 Party B shall bear guarantee liability hereunder independently. Party A shall have the priority to ask Party B to bear guarantee liability no matter whether there is any security or guarantee provided by the guarantor (including the debtor of the Main Contract). If Party A waives the guarantee right for the guaranteed property (including the guaranteed property provided by the Debtor) or for other guarantors, Party B shall also take full guarantee liability according to the stipulations of this Contract.

1.5 This Contract is an irrevocable contract.

1.6 The validity of this Contract is independent from the Main Contract. In case of invalidity of the Main Contract or any clause of the Main Contract, this Contract shall remain in force.

Article 2 Performance of Guarantee Liability

2.1 If the Debtor fails to perform any matured debt (including matured in advance, same below) under the Main Contract, Party B ensures to repay the debt unconditionally after the receiving of a written payment notice from Party A. Any document about the Debtor’s failure to perform any matured debt given by Party A shall be deemed as a written payment notice that Party A asks Party B to make payment.

2.2 Party B hereby irrevocably authorizes Party A to deduct the principal and interest of the Debtor’s matured debt and related expenses directly from any and all accounts opened by Party B in any banking branch of Pingan Bank. Party A shall notify Party B in writing after this deduction and shall have the right to continuously claim Party B for the insufficient part. If the amount deducted is not enough to repay all the matured debts and the Debtor delays for less than 90 days (including 90 days), the repayment priority of principal and interest is as follows: (1) expenses; (2) interest (including default interest and compound interest); (3) principal. If the Debtor delays for more than 90 days, the repayment priority of the principal and interest of the advance payment is as follows: (1) expenses; (2) principal; (3) interest (including default interest and compound interest).

Article 3 Guarantor’s Warranties and Commitments

3.1 Party B has completed all the authorizations and approvals necessary for the signature of this Contract. This Contract is the presentation of Party B’s true meaning and may not result in violation of any agreement or commitment concluded with any a third party. When this Contract is concluded and signed, Party B has not violate any law, regulation and rule for environmental protection, energy conservation and emission reduction, and pollution reduction, and Party B promises to strictly abide by such laws, regulations and rules after the conclusion of this Contract.

3.2 Party B is not involved in any litigation, arbitration, execution, appeal and reconsideration procedure and other incident or case which may have major adverse impact on the execution of this Contract, unless otherwise Party B notified Party A in wiring prior to the conclusion of this Contract.

3.3 The following provisions are applicable if Party B is a legal person:

3.3.1 Party B is a company with good reputation duly established and validly existing within the jurisdiction of the location where it is located. Party B has all corporate rights and has obtained the government license and approval for conducting its current business.

3.3.2 Party B shall, within the time limit requested by Party A, provide its financial statements, number of all opening accounts, loan balance and other relevant materials requested by Party A. Party B shall ensure the genuine, completeness and objectivity of all the documents and materials provided, which shall have no false record, misleading representation or material misstatement. The financial statements shall be prepared strictly in accordance with the Accounting Standards of China.

3.4 The following provisions are applicable if Party B is an individual:

3.4.1 Party B has provided his personal and family incomes and properties, and other relevant materials required by Party A, and Party B warrants the genuine, completeness and accuracy of the documents and materials that Party B has provided.

3.4.2 Party B warrants coordinating Party A to supervise and inspect the incomes and credit conditions of Party B. If Party A thinks the loan guarantee conditions worsened during the execution period of this Contract, Party B shall provide other guarantee measures accepted by Party A.

Article 4 Guarantor’s Rights and Obligations

4.1 Party B shall have the right to ask Party A to bear confidentiality obligation for the materials provided by Party B, except otherwise prescribed by laws and regulations, or specified by a regulatory authority or by both Parties, or non-confidential information provided by Party B.

4.2 Party B has carefully read the Main Contract and confirmed all the clauses of the Main Contract. Party B may not confirm the single credit contract or IOU or other credit business voucher under the Main Contract which does not exceed the specification of the Main Contract.

Party A and the Debtor may not obtain Party B’s consent for change of the Main Contract. Party B shall continuously bear joint guarantee liability for the Main Contract after change. However, if the principal of the debit is increased and the loan term is extended without Party B’s written consent, Party B shall continuously bear guarantee liability according to the amount and term originally specified in the Main Contract.

4.3 Party B shall accept and ensure to coordinate Party A to supervise and inspection Party B’s management situations and guarantee capacity. Party B shall allow Party A to enter Party B’s business site for inspecting Party B’s assets, financial status and management situations.

4.4 ( ) In case of transfer of major property rights, system change or transfer of claims and debts occurring to Party B, Party B shall notify Party A of the relevant issues in advance and obtain Party A’s written consent prior to such change.

( ) If Party B has any one of the following circumstances, it shall notify Party A thirty days in advance. If Party A thinks it will cause significant impact on the performance of the Contract, Party B shall obtain Party A’s written consent in advance:

(1) material change to Party B’s operating system, equity structure, property organizational form and primary business, including but not limited to implementation of contracting, lease, joint operation, reform of shareholding system, merger, acquisition, joint venture (cooperation), division, establishment of a subsidiary, trusteeship (takeover), sales of enterprise, transfer of property rights and reduction of capital, etc.;

(2) disposal of important assets, of which the value exceeds 10% of the net assets, by selling, gifting, lending, transferring, mortgaging (pledging) or other means;

(3) its dividends exceed 30% of the net profits after tax of the current year or exceed 20% of the total undistributed profits;

(4) it adds external investment of over 20% of its net assets after the Contract becomes valid;

(5) it changes the debt clauses with other bank and pay off other long-term debt in advance;

(6) Party B repays its shareholder debt; or

(7) it applies other bank for a credit line, or provides a third party with security, or reduces or exempts a third party’s debt, with the debt amount concerned exceeding 20% of its net assets.

4.5 Party B shall notify Party A within seven working days as of the date of occurrence or possible occurrence of the following matters, and Party A shall have the right to decide whether to request Party B and the Debtor to add guaranty or directly take back all the loans as the case may be:

(1) business or financial status is worsened;

(2) Party B is highly fined by a competent authority or is involved in major legal dispute;

(3) Party B, its shareholder, its legal representative or key manager is involved in an important case, or Party B’s main asset goes under property preservation or other compulsory measures; or there is any other incident which causes Party B’s legal representative or key manager impossible to perform his duties normally;

(4) Party B provides a third party with guarantee, causing significant adverse impact on its financial condition or on the performance of its obligations under this Contract;

(5) Party B goes into winding-up, ceasing of its operation for reorganization, dissolution, closedown or bankruptcy, or its business license is revoked;

(6) its economic conditions become bad, such as unemployment, unit bankruptcy, or major loss of personal property, major adverse change of personal physical health, divorce with spouse, and other matters which may affect Party B’s capacity to perform this Contract; or

(7) any other important event or default event which may affect the business activities of Party B and the loan safety of Party A.

4.6 If Party B changes its domicile, mailing address, telephone number, business scope, legal representative (work unit) or other relevant items, it shall notify Party A in writing within seven working days after the change. In the event that Party B fails to perform the said notification obligation, the notices and documents given by Party A according to the original mailing address shall be deemed to have been served.

4.7 ( ) Party B shall keep reasonable financial ratios within the loan term.

( ) The financial indicators shall reach the following standard within the loan term:

Article 5 Breach of Contract

 5.1 Any one of the following cases shall be deemed as a default event referred to herein:

(1) Party B fails to perform the compensative liability on time and in full;

(2) Party B violates some of its warranties and commitments or has any other behavior not performing the obligations hereunder;

(3) Party B transfers its property or draws out capital;

(4) Party B has breach of contract under other contracts signed and concluded with Party A or any other banks; or

(5) There is any major adverse change of Party B’s business and financial status.

5.2 In case of any one of these default events listed in the preceding clause, Party A shall have the right to take the following actions:

(l) To ask Party B to perform the compensative liability immediately;

(2) To ask Party B to provide new guarantee measures accepted by Party A;

(3) Party A claims Party B’s debtor for the right of subrogation or appeal to the court to revoke Party B’s waiving of the creditor’s right due or Party B's transfer of property free of charge or at an obviously unreasonable low price. Party B shall provide all necessary coordination and assistance according to Party A’s requirements, and all the costs and expenses caused to Party A arising therefrom shall be borne by Party B; or

(4) Other remedial measures prescribed by laws and regulations.

Article 6 Other Provisions

( ) The Bank Enterprise Guarantee Business Cooperation Agreement (hereinafter referred to as the Agreement) concluded and signed by and between Party A and Party B is a fundamental legal document for standardizing the relation of rights and obligations between both Parties. In case of any discrepancy between this Contract and the Agreement, the Agreement shall prevail.

Chapter 7 Supplementary Provisions

7.1 ( ) Both Parties agree to handle compulsory enforcement notarization for this Contract.

If Party B fails to completely or partly perform the obligations specified herein when compulsory enforcement notarization is handled by both Parties for this Contract, Party A shall have the right to apply the original notary public for an enforcement certificate, and apply the competent people’s court (the people’s court at the location where the person subject to enforcement lives or where the property of the person subject to enforcement is located) for enforcement holding the original notarial certificate and the enforcement certificate.

(X) No compulsory enforcement notarization shall be handled for this Contract.

7.2 Party B authorizes Party A to inquire Party B’s credit standing including information about social insurance from the credit information database of the People’s Bank of China, the credit database established upon approval by the competent credit investigation authorities, or relevant institutions, departments and individuals. The credit report acquired through inquiry may be used only within the scope prescribed by the interim measures for administration of credit information database issued by the People’s Bank of China and other relevant laws and regulations. As agreed by Party B, Party A may provide Party B’s credit information for the credit information database of the People’s Bank of China and the credit database established upon approval by the competent credit investigation authorities.

7.3 Please confirm the options with √ in the brackets before the selected items.

7.4 Any and all disputes arising from the execution of the Contract shall be settled by both Parties through consultation. Where consultation fails, the following (2) shall be adopted for dispute settlement:

(1) To apply                     /               for arbitration in accordance with the current arbitration rules of the commission. The award of the arbitration shall be final and binding upon both Parties.

(2) To initiate a lawsuit in the people’s court at the location where Party A is located;

(3) To initiate a lawsuit in the people's court of             /           .

7.5 This Contract shall be governed by the laws of the People's Republic of China.

7.6 This Contract shall come into force upon the signature of all the parties hereto (if one party is a natural person, the Contract shall be signed by the party; if one party is a legal person or other organization, the Contract shall be signed or sealed by the authorized signatory and affixed with the official seal).

7.7 This Contract shall be made out in three originals for Party A holding two and Party B, ( ) the Debtor and ( ) the registration authority each holding one.

Unit Seal of Party A: PINGAN BANK CO., LTD. SHENZHEN BRANCH:

Signature of Legal Representative or Authorized Agent: Guiping Yao

Seal of Party B (if an unit): SPRINGPOWER TECHNOLOGY (SHENZHEN) COMPANY LIMITED

Signature of Legal Representative or Authorized Agent: Dangyu Pan

Signature of Party B (if an individual) In person:

or Authorized Agent: